Exhibit 99.1

WAVE Life Sciences Appoints Christian Henry to its Board of Directors

CAMBRIDGE, Mass.— November 10, 2016—WAVE Life Sciences Ltd. (NASDAQ: WVE), a genetic medicines company focused on developing targeted therapies for patients impacted by rare diseases, today announced the appointment of Christian Henry, Executive Vice President & Chief Commercial Officer of Illumina, Inc., to its Board of Directors and as the Chair of its Audit Committee.

“The addition of Christian Henry to our Board complements WAVE’s vision to be a leader in genetic medicines. We believe that Christian’s experience leading various functions at one of the largest and most innovative genetic healthcare companies, focused on the intersection of sequencing, diagnostics, data and the consumer, will be immensely valuable to us as we grow WAVE into a fully integrated genetic medicines company. We welcome his proven strengths in corporate strategy, finance and operations, and we look forward to his contributions,” said Paul Bolno, M.D., Chief Executive Officer of WAVE Life Sciences.

Mr. Henry has more than 20 years of leadership experience, including over ten years in executive-level positions at Illumina, where he has been a key member of the team that has driven the company’s strategy, which has led to significant revenue growth for the organization. During his tenure at Illumina, Mr. Henry has served in multiple roles, including Chief Financial Officer, General Manager of Life Sciences, General Manager of Genomic Solutions and most recently Chief Commercial Officer. Mr. Henry oversaw the buildout of Illumina’s current research facility in the United Kingdom and the expansion of the company’s manufacturing facility in Singapore to over 150,000 square feet. He played leading roles in Illumina’s acquisitions of several life sciences companies, and led Illumina’s expansion into new life sciences markets. Prior to joining Illumina, Mr. Henry served as the Chief Financial Officer of Tickets.com, and prior to that, served as Vice President, Finance and Corporate Controller of Affymetrix, Inc. Prior to that, he served in various positions at Nektar Therapeutics, Sugen, Inc., and Ernst & Young LLP. Mr. Henry earned his B.A. in biochemistry and cell biology from the University of California, San Diego, and his M.B.A., from the University of California, Irvine.

“I am delighted to join WAVE’s board at this time of rapid growth and pipeline expansion for the company,” said Christian Henry. “I am excited about WAVE’s vision and encouraged by the potential of WAVE’s platform, designed to work across multiple therapeutic modalities. I look forward to partnering with the board and the management team to advance WAVE’s therapeutic pipeline, which has the potential to be truly transformative.”

About WAVE Life Sciences

At WAVE Life Sciences, we are driven by an unwavering passion and commitment to deliver on our mission of confronting challenging diseases by developing transformational therapies and empowering patients. We are utilizing our innovative and proprietary synthetic chemistry drug development platform to design, develop and commercialize rationally redesigned nucleic acid therapeutics that precisely target the underlying cause of rare and other serious genetically defined diseases. Given the versatility of our chemistry platform, WAVE’s deep, diverse pipeline spans multiple modalities including antisense, exon-skipping, and single-stranded RNAi. For more information, please visit www.wavelifesciences.com.

Forward-Looking Information

This press release contains forward-looking statements, including statements relating to our strategic vision, the potential and anticipated benefits of our platform, including our stereopure approach and nucleic acid therapeutics generally, our advancing of therapies across multiple modalities, our pipeline, and our expectations regarding our new board member. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will” and similar expressions, and are based on current beliefs and expectations. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks and uncertainties associated with drug development, the regulatory approval process and commercialization, the development and acceptance of therapies with new technologies, as well as other risks and uncertainties that are described in the Risk Factors section of our most recent annual or quarterly report filed with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor and Media Contact:

WAVE Life Sciences

Jillian Connell, Head of Investor Relations

617-949-2981

jconnell@wavelifesci.com